UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

Commission File Number: 333-146758

China Infrastructure Construction Corporation
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center
116 Zizhuyuan Road Haidan District
Beijing, China 100097
(Address of principal executive offices)

86-10-5170-9287
(Registrant’s telephone number, including area code)

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Subscription Agreement

On October 16, 2009, China Infrastructure Construction Corporation (the “Company”) entered into and consummated the sale of securities pursuant to a Subscription Agreement (the “Subscription Agreement”) with a number of institutional investors (the “Investors”), providing for the sale to the Investors of an aggregate of approximately 2,564,103 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”) for an aggregate purchase price of approximately $10,000,000 (or $3.90 per Share) (the “Private Placement”). Immediately before the Private Placement, there were 8,560,893 shares of Common Stock outstanding; immediately after the Private Placement, there were 11,528,493 shares of Common Stock outstanding.

The Subscription Agreement contains representations and warranties of the Company and the Investors which are customary for transactions of this type. It also obligates the Company to indemnify the Investors for any losses arising out of any breach of the agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in the agreement.

Covenants

The Company also entered into several covenants in the Subscription Agreement, the breach of which can result in penalties, which are capped at 15% of the aggregate purchase price of the Private Placement.  These covenants include:

•	Structuring the Company’s board of directors to be in compliance with the Nasdaq Corporate Governance standards;

•	Listing on a National Securities Exchange within 24 months of the Closing Date;

•	Hiring of a new full-time chief financial officer, subject to the approval of certain Investors;

•	Hiring of an internal control consultant for Sarbanes-Oxley 404 compliance; and

•
Delivery of additional shares of common stock to the Investors on a pro rata basis for no additional consideration in the event that the Company’s after tax net income for each of the fiscal years ending May 31, 2010 and 2011 is less than $14,000,000 and $18,000,000 respectively subject to certain adjustments, which number of shares should be equal to the percentage of variation between the actual net income and the target net income.

Registration Rights

Under the Subscription Agreement, the Company agreed to file a registration statement within 45 days after receipt of a written demand from the Investors representing not less than 50% of the then outstanding Shares.  The Company is not obligated to file such registration statement before January 31, 2010 and the total number of the demand registration statements that the Company is obligated to file is limited to two.  The Company also granted to the Investors unlimited piggy-back registration rights for their Shares if the Company files a registration statement with regard to its securities issued in subsequent offerings.

The Company will incur liquidated damages if it fails to file the registration statement within a required period of time or fails to respond to the comments of the US Securities and Exchange Commission within thirty days after their receipt.

Right of First Refusal and MFN Provisions

Pursuant to the Subscription Agreement, the Investors will be entitled to a right of first refusal, which will be valid for one year after the Closing Date, with respect to certain proposed sales of the Company’s securities.

The Company also agreed that if, within 24 months after the closing, the Company issues its securities at a price which is less than 115% of the per share price during the first 60 days or less than 120% of the per share price thereafter, the Investors will be issued certain additional shares of Common Stock as a protection against dilution.

Roll-In Provision

If the Company completes a subsequent capital-raising transaction before the earlier of (i) the expiration of 12 months after the closing or (ii) the Company filing a registration statement pursuant to the Subscription Agreement, the Investors will have the right to exchange their Shares for the securities so offered by the Company on a pro-rata basis. If the Company has filed a registration statement pursuant to the Subscription Agreement and undertakes a subsequent capital-raising transaction within 12 months after the closing, then if the Company issues any warrants in such financing, each Investor shall receive same warrants on a pro-rata basis, or if the Company issues any security that pays interest or dividend, each Investor shall receive such interest or dividend on a pro-rata basis in cash or stock at the Company’s option.

IR Escrow Agreement

In connection with the Subscription Agreement, the Company also entered into an Investor Relations Escrow Agreement with an escrow agent and an investor representative, wherein the Company agreed to deposit $120,000 of the proceeds of the Private Placement into an escrow account (the “IR Escrow Funds”) and to utilize such IR Escrow Funds for a three-year investor relations program (the “IR Escrow Agreement”). In accordance with the Subscription Agreement, the Company shall retain an investor relations firm within 30 days after the Closing Date, subject to the approval of the investor representative. The Company is obligated to replenish the IR Escrow Funds on the second and third anniversaries of the Closing Date to bring the balance of such funds to $120,000 as of then.

Compensations to Placement Agents, Consultant and Finder

In connection with the Private Placement, the Company issued to the placement agent warrants to purchase 153,846 shares of Common Stock exercisable for a period of five years at an exercise price of $3.9 per share and paid a transaction fee equal to 8% of the gross proceeds of the Private Placement. Additionally, the Company issued to a financial advisor in the PRC 289,012 shares of Common Stock and paid a transaction fee equal to 2.5% of the gross proceeds of the Private Placement.

Lockup Agreements

As a condition to complete the Private Placement, the Company also entered into a series of Lockup Agreements with certain individuals (the “Lockup Providers”).

Under such Lockup Agreements, the Lockup Providers agree not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock until 24 months after the date therein (the “Lockup Period”). During the Lockup Period, the Lockup Providers that are not affiliates of the Company will no longer be subject to the Lockup Agreement, if the stock price and trading volume of the Company’s Common Stock reaches a Threshold Term, as defined thereunder.

On October 20, 2009, the Company issued a press release announcing the sale of the Shares to the Investors, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02            Unregistered Sales of Equity Securities

On October 14, 2009, to provide incentives to the Company’s management and to adjust the Company’s capital structure, the Company issued to Rui Shen, a majority shareholder of the Company, an aggregate of 7,031,344 shares of Common Stock. Immediately prior to this issuance, Mr. Shen was the holder of 800,000 shares (after taking into account the 1-for-10 reverse stock split which took effect on September 28, 2009). Immediately after the issuance of Shares, Mr. Shen held a total of 7,831,344 shares of Common Stock, which represented 91.5% of the Company’s Common Stock outstanding prior to the Private Placement.

6,284,706 shares issued to Mr. Shen may be acquired in the future by Mr. Rong Yang, our Chief Executive Officer and Chief Financial Officer, pursuant to a call option agreement between Mr. Shen and Mr. Yang, dated October 14, 2009. Previously on October 8, 2008, Mr. Shen and Mr. Yang entered into another call option agreement, whereby Mr. Yang may acquire the previously issued 800,000 shares of Common Stock held by Mr. Shen, as disclosed in our current report on Form 8-K/A filed with the Securities and Exchange Commission on April 29, 2009. 746,638 shares issued to Mr. Shen may be acquired in the future by Mr. Bingchuan, our director, pursuant to a call option agreement between Mr. Shen and Mr. Xiao dated October 14, 2009.

On October 14, 2009, Mr. Shen and Mr. Yang also entered into a voting trust agreement, pursuant to which Mr. Yang has the voting right to the aggregate of 7,831,344 shares of Common Stock held by Mr. Shen. Pursuant to another voting trust agreement between Mr. Shen and Mr. Xiao, dated October 14, 2009, Mr. Xiao has the voting right as to the 746,638 shares that he may acquire from Mr. Shen.

The issuances of the Company’s securities described herein were effectuated pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, provided by Section 4(2) of the Act and/or Regulation D, and Regulation S promulgated thereunder.

Item 3.03      Material Modification to Rights of Security Holders

Reference is made to Item 1.01 for information relating to the modification of rights of holders of our Common Stock.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Number	Description

10.1	Form of Subscription Agreement dated October 16, 2009, among the Company and the Investors named therein.

10.2	Form of Investor Relations Escrow Agreement dated October 16, 2009, among the Company, Anslow& Jaclin, LLP and Trillion Growth China General Partner.

10.3	Form of Lockup Agreement dated October 16, 2009, by and between the Company and certain directors and officers.

10.4	Form of Lockup Agreement dated October 16, 2009, by and between the Company and certain non-affiliates shareholders.

10.5	Form of Call Option Agreement dated October 14, 2009, by and between Rui Shen and Rong Yang.

10.6	Form of Call Option Agreement dated October 14, 2009, by and between Rui Shen and Bingchuan Xiao.

10.7	Form of Voting Trust Agreement dated October 14, 2009, by and between Rui Shen and Rong Yang.

10.8	Form of Voting Trust Agreement dated October 14, 2009, by and between Rui Shen and Bingchuan Xiao.

99.1	Press Release of the Company dated October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

October 20, 2009	By:	/s/ Rong Yang
Rong Yang
Chief Executive Officer and Chief Financial Officer